Exhibit 5.1

[BRACEWELL & GIULIANI LLP LETTERHEAD]

May 19, 2008

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:

We have acted as special counsel to Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time, pursuant to Rule 415 of the Securities Act, of (i) an indeterminate principal amount of senior notes of the Company (“Senior Notes”), in one or more series, and (ii) the guarantees (the “Guarantees”) of the Company’s obligations under the Senior Notes by one or more subsidiaries of the Company identified in the Registration Statement (the “Subsidiary Guarantors”). The Senior Notes and the Guarantees are referred to herein collectively as the “Securities”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of indenture (the “Indenture”) filed or incorporated by reference as an exhibit to the Registration Statement and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vi) the Indenture, and any supplemental indenture relating to a particular series of Senior Notes, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; and (vii) a definitive purchase, underwriting or similar agreement with respect to any Senior Notes offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when the Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon payment of the consideration therefor as provided for in the applicable definitive purchase, underwriting or similar agreement, such Securities will be legally issued and will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except as such enforcement is subject to (i) bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity) including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of good faith, reasonableness, fair dealing and materiality.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinion is limited to the contract laws of the State of New York and the applicable federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

/s/ BRACEWELL & GIULIANI LLP
Bracewell & Giuliani LLP